UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2013

Coupon Express, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

303 Fifth Avenue Room 206
New York, New York		10016
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(914) 371-2441

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Coupon Express, Inc. (the “Company”) appointed Glenn J. Gardone its Chief Executive Officer, effective July 24, 2013.  The terms of Mr. Gardone’s employment are set forth in an Offer Letter dated July 19, 2013 executed by the Company and Mr. Gardone.  The information relating to the Offer Letter with Glenn J. Gardone is set forth in Item 5.02 of this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 22, 2013, Coupon Express, Inc. (the “Company”) appointed Glenn J. Gardone as the Chief Executive Officer (principal executive officer) of the Company, effective July 24, 2013. On July 30, 2013, the Company’s Board of Directors appointed Mr. Gardone as Chairman of the Board of Directors.

Prior to joining the Company, Mr. Gardone, 48, served as Senior Vice President of Home Care Industries, a consumer products company, from April 2011 through January 2013. Prior to his employment at Home Care Industries, Mr. Gardone served as Senior Vice President at Tribe Mediterranean Foods, a specialty food company, from June 2008 until April 2011.

A copy of the Company’s press release announcing the appointment of Mr. Gardone as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1.

In connection with the appointment of Mr. Gardone as Chief Executive Officer, Alan Schor, who had been serving as interim Chief Executive Officer, resigned from such position on July 24, 2013. Mr. Schor will continue to serve as the Company’s Interim Chief Financial Officer.

The terms of Mr. Gardone’s employment as Chief Executive Officer are set forth in an Offer Letter dated as of July 19, 2013 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Gardone will receive an annual base salary of $180,000 along with equity-based compensation in the form of (i) an option to purchase 4,500,000 shares of common stock (the “First Option”) and (ii) an option to purchase 28,053,580 shares of common stock (the “Second Option”, and together with the First Option, the “Options”), each at a strike price of $0.02, under the terms of a non-qualified stock option agreement (the “Option Agreement”). The options will have a term of 10 years and are subject to vesting. The First Option will become vested and exercisable with respect to 8.33% of the 4,500,000 Option Shares, or 375,000 Option Shares, on the first day of each month during the one year period following the date of the Option Agreement, commencing July 22, 2013, until the First Option is 100% vested. The Second Option will become vested and exercisable with respect to 6.25% of the 28,053,580 Option Shares, or 1,753,348.70 Option Shares, on the first day of each July, October, January and April during the four year period following the date of the Option Agreement, commencing July 22, 2013, until the Second Option is 100% vested.

Pursuant to the terms of the Offer Letter, there is no required minimum period of employment, and either the Company or Mr. Gardone may terminate his employment thereunder at any time, with or without cause. The foregoing description of the Offer Letter is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to that agreement. A copy of the Offer Letter will be filed as an exhibit to the Company’s Annual Report on Form 10-Q for the quarter ended July 31, 2013.

Except for the compensation arrangements set forth in the Offer Letter, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Gardone has a direct or indirect financial interest.

There are no family relationships between Mr. Gardone and any of the directors or officers of the Company or any of its subsidiaries.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.           Document

99.1	Press release, dated August 12, 2013, announcing appointment of new Chief Executive Officer and Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.

Date: August 12, 2013

By: /s/ Glenn Gardone

Glenn Gardone

Chief Executive Officer